UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015 (December 5, 2014)

Salisbury Bancorp, Inc..

(Exact name of registrant as specified in charter)

Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut	06039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report

Salisbury Bancorp, Inc.

EXPLANATORY NOTE

As previously disclosed, on December 5, 2014, Salisbury Bancorp, Inc. (NASDAQ: SAL)(“Salisbury”), the bank holding company of Salisbury Bank and Trust Company (“Salisbury Bank”), successfully completed its previously announced merger (the “Merger”) with Riverside Bank, of Poughkeepsie, New York, (“Riverside”) with Salisbury Bank, under the terms of the Agreement and Plan of Merger dated March 18, 2014 by and among Salisbury, Salisbury Bank and Riverside Bank.

This current report on Form 8-K/A (“Amendment No. 2”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Salisbury on December 8, 2014, as amended by the first amendment to Current Report on Form 8-K/A filed with the SEC by Salisbury on February 17, 2015 (“Amendment No. 1”), in connection with the Merger. The Current Report on Form 8-K filed on December 8, 2014 is being amended by this Amendment No. 2 to amend Exhibit 99.1 pursuant to Section 9, Item 9.01(b) of Form 8-K to reflect certain pro forma information for the three months ended September 30, 2014 and the impact of accounting standards on the contribution to income for the proper period. No other amendments to the Form 8-K filing on December 8, 2014, as amended by Amendment No. 1, are being made by this Amendment No. 2.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 to this Second Amendment to Current Report on Form 8-K/A.

(d)	Exhibits.

Exhibit 99.1 Unaudited pro forma condensed combined financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 17, 2015	By:	/s/ Donald E. White
Donald E. White
Chief Financial Officer